Exhibit 99.1

Date: February 9, 2022

News Release – Investor Update

Parks! America, Inc. Reports Q1 Fiscal 2022 Results

●	Q1 fiscal 2022 reported attendance based sales decline $213,424 or 9.9%
●	Q1 fiscal 2022 comparable 13-week attendance based sales decline $16,819 or 0.9%

PINE MOUNTAIN, Georgia, February 9, 2022 – Parks! America, Inc. (OTCPink: PRKA), today announced the results for its first fiscal quarter ended January 2, 2022.

First Quarter Fiscal 2022 Highlights

The Company’s 2022 fiscal year will be comprised of 52-weeks, compared to its 2021 fiscal year which was comprised of 53-weeks. The extra week in 2021 fiscal year occurred in the three months ended January 3, 2021. As such, attendance based net sales analyses will include comparable 13-week sales comparisons, in addition to reported sales comparisons.

Reported total net sales for the fiscal quarter ended January 2, 2022 were $1.94 million, a decrease of $282,441, compared to $2.23 million for the fiscal quarter ended January 3, 2021. Reported attendance based net sales were $1.94 million, a decrease of $213,424 or 9.9%, and animal sales decreased by $69,017. On a comparable 13-week basis, attendance based net sales decreased by $16,819 or 0.9%.

The Company reported a net loss of $421,940, or $0.01 per basic share and fully diluted share, for its fiscal quarter ended January 2, 2022, compared to net income of $227,935, or $0.00 per basic share and fully diluted share, for its fiscal quarter ended January 3, 2021, resulting in a net decrease of $649,875. The decrease in the Company’s first fiscal quarter net income is primarily attributable to lower attendance based net sales and lower animal sales, and higher compensation, advertising, special event and general operating expenses, partially offset by higher other income, as well as lower interest expense and income taxes.

Balance Sheet and Liquidity

The Company had working capital of $4.84 million as of January 2, 2022, compared to $5.70 million as of October 3, 2021 and $3.93 million as of January 3, 2021. The Company had total debt of $5.79 million as of January 2, 2022, compared to $5.66 million as of October 3, 2021 and $6.97 million as of January 3, 2021. The Company’s debt-to-equity ratio was 0.41 to 1.0 as of January 2, 2022, compared to 0.39 to 1.0 as of October 3, 2021 and 0.58 to 1.0 as of January 3, 2021.

Fiscal 2022 Investments and Events

“Our results of operations for the first fiscal quarter ended January 2, 2022 reflect the beginning of a number of investments we are making with the objective of long-term revenue growth,” commented Dale Van Voorhis, Chairman and CEO. “These investments include increasing base compensation levels, adding several full-time positions at our Georgia Park, the first year of Christmas Light and Corn Maze special events at our Missouri Park, and increasing our advertising spend. We anticipate the revenue benefits from certain of these investments will take time to build.

“On a comparable 13-week basis, our year-over-year first fiscal quarter attendance based sales were down $16,819 or 0.9%, as additional revenues from the special events at our Missouri Park largely offset attendance declines at our other two parks. In comparison to the pre-COVID-19 comparable 13-weeks in both our 2020 and 2019 fiscal years, combined attendance based net sales for our Georgia and Missouri Parks increased 54.6% and 66.2%, respectively,” commented Mr. Van Voorhis. “We believe the comparisons to the pre-COVID-19 periods continue to illustrate that we have established a strong higher base of net attendance based sales on which to continue to build our business for the future.

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“As noted in our fourth quarter 2021 fiscal year earnings release, our 2022 fiscal year plans include investing nearly $3.0 million of capital across all three of our Parks. These investments include a new giraffe exhibit, which will become the showcase attraction at our Georgia Park. I am also excited to announce that we recently welcomed a female baby giraffe, born at our Georgia Park in late January 2022. I want to thank the animal keepers at our Georgia Park for their extra efforts in caring for this baby.

“In summary, we remain focused on building our Company for the future and prudently investing to support and sustain that growth. The team at each of our Parks is working hard on these investments and in preparing for the 2022 fiscal year busy season. I thank them and our investors for your continuing support.”

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, which was acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended October 3, 2021, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. You are cautioned to not place undue reliance on these forward-looking statements; actual results or outcomes could differ materially due to factors including, but not limited to: general market conditions, adverse weather, and industry competition. Additional risks have been added to the Company’s business by the near-term and long-term impacts of the COVID-19 pandemic on the operations of its Parks, including customers perceptions of engaging in the activities involved in visiting its Parks, its ability to hire and retain associates in light of the issues posed by the COVID-19 pandemic, and its ability to maintain sufficient cash to fund operations due to the potential negative impact on its revenues associated with disruptions in demand as a result of the pandemic. The Company believes that expectations reflected in forward-looking statements are reasonable, however it can give no assurances that such expectations will be realized, and actual results could differ materially. The Company assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2021.

Contact: Todd R. White

Chief Financial Officer

(706) 663-8744

todd.white@animalsafari.com

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended January 2, 2022 and January 3, 2021

	For the three months ended
	January 2, 2022	January 3, 2021
Net sales	$1,942,051	$2,155,475
Sale of animals	2,707	71,724
Total net sales	1,944,758	2,227,199

Cost of sales	283,036	259,995
Selling, general and administrative	1,976,797	1,399,845
Depreciation and amortization	193,075	167,200
(Gain) loss on disposal of operating assets	(18,000)	4,675
(Loss) income from operations	(490,150)	395,484

Other income, net	26,906	14,564
Interest expense	(68,896)	(91,413)
(Loss) income before income taxes	(532,140)	318,635

Income tax (benefit) provision	(110,200)	90,700
Net (loss) income	$(421,940)	$227,935

(Loss) income per share - basic and diluted	$(0.01)	$0.00

Weighted average shares outstanding (in 000’s) - basic and diluted	75,124	75,021

PARKS! AMERICA, INC. AND SUBSIDIARIES

ATTENDANCE BASED NET SALES BY PARK

	Reported		Comparable 13-Weeks
	For the three months ended		For the three months ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Georgia	$1,308,440	$1,524,576	$1,308,440	$1,392,025
Missouri	267,395	213,178	267,395	188,059
Texas	366,216	417,721	366,216	378,786
Total attendance based sales	$1,942,051	$2,155,475	$1,942,051	$1,958,870

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of January 2, 2022, October 3, 2021 and January 3, 2021

	January 2, 2022	October 3, 2021	January 3, 2021
ASSETS
Cash	$5,875,181	$6,654,348	$5,615,622
Accounts receivable	6,810	4,469	-
Inventory	460,691	314,103	299,631
Prepaid expenses	324,173	175,248	195,570
Total current assets	6,666,855	7,148,168	6,110,823

Property and equipment, net	13,904,735	13,806,868	13,713,382
Right of use asset, net	309,661	-	-
Intangible assets, net	10,691	10,966	-
Other assets	15,974	15,974	12,144
Total assets	$20,907,916	$20,981,976	$19,836,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$304,845	$221,414	$145,442
Other current liabilities	662,148	531,347	764,939
Current portion of finance lease obligation	155,836	-	-
Current portion of long-term debt, net	707,639	699,483	1,274,580
Total current liabilities	1,830,468	1,452,244	2,184,961

Long-term portion of finance lease obligation	149,804	-	-
Long-term debt, net	4,780,032	4,960,180	5,697,446
Total liabilities	6,760,304	6,412,424	7,882,407

Stockholders’ equity
Common stock	75,124	75,124	75,021
Capital in excess of par	4,934,212	4,934,212	4,889,316
Treasury stock	(3,250)	(3,250)	(3,250)
Retained earnings	9,141,526	9,563,466	6,992,855
Total stockholders’ equity	14,147,612	14,569,552	11,953,942
Total liabilities and stockholders’ equity	$20,907,916	$20,981,976	$19,836,349

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